UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2011

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of the Company was
held on May 10, 2011.

(b) The stockholders elected the Company’s nominee for
director, ratified the appointment of Ernst & Young
LLP as the Company’s independent registered accounting
firm for the fiscal year 2011, approved the increase of
an additional 3,000,000 shares of common stock available
for issuance under, the Company’s 2006 Equity Incentive
Plan, approved the advisory proposal on executive
compensation and approved one year as the frequency of
the advisory vote on executive compensation.

A. Election of Directors:

Director Thomas J. Hopkins:
Shares For: 32,485,538
Shares Withheld: 1,915,883

B. Ratification of Ernst & Young LLP:

Shares For: 35,085,703
Shares Against: 706,857
Shares Abstain: 5,524
Broker Non-Votes: 0

C. Proposal for an additional 3,000,000 shares of common
stock available for issuance under, the Company’s 2006
Equity Incentive Plan:

Shares For: 25,754,517
Shares Against: 8,633,362
Shares Abstain: 13,543
Broker Non-Votes: 1,396,662

D. Advisory Vote on Executive Compensation:

Shares For: 33,945,078
Shares Against: 443,406
Shares Abstain: 12,938
Broker Non-Votes: 1,396,662

E. Frequency of Advisory Vote on Executive Compensation:

1 Year Shares: 32,488,352
2 Years Shares: 26,929
3 Years Shares: 1,879,422
Shares Abstain: 6,699
Broker Non-Votes: 1,396,662

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

May 13, 2011	By:	/s/ STEPHEN G. WALDIS

Name: STEPHEN G. WALDIS
Title: Chief Executive Officer